UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010

______________________________

KBR, INC.

(Exact name of registrant as specified in its charter)

                                                           Delaware                                            1-33146                                        20-4536774
                                              (State or other jurisdiction                      (Commission File Number)                    (IRS Employer
                                                      of incorporation)                                                                                        Identification No.)

                                                                    601 Jefferson Street
                                                                           Suite 3400

                                                                       Houston, Texas                                                      77002
                                                     (Address of principal executive offices)                                     (Zip Code)

         Registrant’s telephone number, including area code: (713) 753-3011

______________________________

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     Other Events

The Federal Court hearing the claims made by The Event Source (TES), against certain subsidiaries of KBR, Inc., involving payment for services provided by TES as a subcontractor under the LogCAP III contract, issued an order against us in favor of TES in the amount of $14,975,641 in actual damages (including interest accruing at 5% from December 2005) and $4,000,000 in punitive damages relating to a disputed settlement agreement entered into by the parties in May 2005. KBR has also incurred approximately $9,000,000 in legal fees and costs defending this matter. We have not yet concluded our analysis related to assessing the merits of any appeal of the order.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2010	KBR, INC. By: /s/ Jeffrey B. King Name: Jeffrey B. King Title: Vice President, Public Law